Exhibit 99.2

Blue Apron Announces Pricing of Public Offering of Class A Common Stock

August 5, 2020

New York, NY, August 5, 2020 – Blue Apron Holdings, Inc. (NYSE: APRN) today announced the pricing of its underwritten public offering of 4,000,000 shares of its Class A common stock at a public offering price of $9.25 per share. The gross proceeds to Blue Apron from the offering, before deducting underwriting discounts and commissions and estimated offering expenses payable by Blue Apron, and without giving effect to any exercise of the underwriters’ option to purchase additional shares, are expected to be approximately $37 million. In addition, Blue Apron has granted the underwriters a 30-day option to purchase up to 600,000 additional shares of Class A common stock at the public offering price, less the underwriting discounts and commissions. All of the shares in the public offering are to be sold by Blue Apron. The offering is expected to close on or about August 10, 2020, subject to the satisfaction of customary closing conditions.

Morgan Stanley is acting as active book-running manager and Canaccord Genuity is acting as passive book-running manager for the offering.

A registration statement on Form S-3 relating to these securities has been filed with the Securities and Exchange Commission (SEC) and has become effective. This offering is being made only by means of a prospectus and prospectus supplement that form a part of the registration statement. Preliminary and final prospectus supplements and the accompanying prospectus relating to the offering will be filed with the SEC and made available on the SEC’s website at www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus may also be obtained by contacting Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014 or Canaccord Genuity LLC, 99 High Street, Suite 1200, Boston, Massachusetts 02110, Attn: Syndicate Department, by email at prospectus@cgf.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Blue Apron

Blue Apron’s mission is to make incredible home cooking accessible to everyone. Launched in 2012, Blue Apron is reimagining the way that food is produced, distributed, and consumed, and as a result, building a better food system that benefits consumers, food producers, and the planet. Blue Apron has developed an integrated ecosystem that enables the company to work in a direct, coordinated manner with farmers and artisans to deliver high-quality products to customers nationwide at compelling values.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding the expected closing of the offering and anticipated proceeds from the offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “hope,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including, but not limited to: risks and uncertainties related to the satisfaction of customary closing conditions related to the public offering, the impact of general economic, industry or political conditions in the United States or internationally including the ongoing COVID-19 pandemic and other important risk factors set forth under the caption “Risk Factors” in the preliminary prospectus relating to the offering, Blue Apron’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and in any other subsequent filings made with the SEC by Blue Apron. Any forward-looking statements contained in this press release speak only as of the date hereof, and Blue Apron specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts for Blue Apron

Media Contact

press@blueapron.com

Investor Contact

investor.relations@blueapron.com

aprn@jcir.com